Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marge Brown
(952) 830-8463

JOSTENS REPORTS SALES INCREASE OF 4.3% OVER 2002

MINNEAPOLIS, February 24, 2004 – Jostens, Inc. today reported net sales of $198.0 million for the quarter ended January 3, 2004, bringing combined net sales for fiscal year 2003 to $788.2 million.  For the fourth quarter and fiscal year 2002, the Company reported net sales of $184.1 million and $756.0 million, respectively.

The Company reported a fourth quarter 2003 net loss of $4.8 million, bringing the combined net loss for fiscal year 2003 to $25.8 million.  For the fourth quarter and fiscal year 2002, the Company reported net income of $3.3 million and $29.9 million, respectively.

As a result of its July 29, 2003 merger with a subsidiary established by DLJ Merchant Banking Partners III, L.P. and its affiliated funds and co-investors, the Company has reflected pre-merger and post-merger periods in the condensed consolidated financial statements for the twelve-month period ended January 3, 2004.  The merger transaction was accounted for utilizing purchase accounting, which resulted in a new valuation of the assets and liabilities of the Company.  The Company has presented combined pre-merger and post-merger results for the twelve-month period ended January 3, 2004 in this release to facilitate the comparison of its results with the corresponding periods in 2002.  In addition, the Company has presented adjusted combined operating results for the 2003 periods, which exclude the impact of purchase accounting relating to the transaction, to further enhance comparability with the corresponding periods in 2002.

Adjusted EBITDA (as defined in the accompanying condensed consolidated statements of operations) was $42.3 million for the fourth quarter of 2003 and $154.0 million for the adjusted combined twelve months ended January 3, 2004.  In 2002, Adjusted EBITDA was $45.3 million for the fourth quarter and $160.9 million for the full-year.  The Company has presented Adjusted EBITDA because the Company uses it to monitor and evaluate its ongoing operating results and trends, and believes it provides investors an understanding of its operating performance over comparative periods.  Because Adjusted EBITDA for the adjusted combined period is derived from the adjusted combined operating results, it excludes the impact of purchase accounting related to the transaction.

Capital spending for the year was $23.2 million.  Jostens made an optional pre-payment of $25.0 million on its term loan and repurchased $5.0 million principal amount of its 12.75% senior subordinate notes in the fourth quarter.  At year-end 2003, the Company’s cash position was $19.4 million and $13.0 million was outstanding under the line of credit.

“It has been a very busy year with the DLJ merger.  We ended the year consistent with our previous guidance and while we were disappointed from an earnings perspective, primarily due to costs associated with an ERP installation, we are encouraged by the solid sales growth,” said Robert C. Buhrmaster, Chairman and CEO.

Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliation.  The Company’s products include yearbooks, class rings, graduation products, school photography, and awards for athletes and fans.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause the Company’s actual future results to differ materially from its historical results and those presently anticipated or projected.  You are hereby cautioned that these statements may be affected by our substantial debt, our inability to achieve our business strategies, changes in relationships with our employees or our independent representatives, our dependence on key suppliers, seasonality, fluctuating raw materials prices as well as other factors set forth in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.  In addition, the use of the term “Adjusted EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

The Company’s condensed consolidated financial statements for the pre-merger period ended July 29, 2003 were prepared using the Company’s historical basis of accounting.  The merger, which was completed on July 29, 2003, was accounted for utilizing purchase accounting, which resulted in a new valuation for the assets and liabilities of the Company.  Although this new basis of accounting began on July 29, 2003, the Company has presented results for the fiscal year ended January 3, 2004 on a combined basis because the Company believes this presentation facilitates the comparison of its results with the corresponding period in 2002.  In addition, the Company has adjusted its operating results for the three-month period ended January 3, 2004 and its combined operating results for the fiscal year ended January 3, 2004 to exclude the impact of purchase accounting as it believes this further enhances comparability to the corresponding periods in 2002.  The foregoing information may contain financial measures other than in accordance with generally accepted accounting principles, and should not be considered in isolation from or as a substitute for the Company’s historical condensed consolidated financial statements.  In addition, the adjusted and adjusted combined operating results may not reflect the actual results the Company would have achieved absent the adjustments and may not be predictive of future results of operations.  The Company presents this information because management uses it to monitor and evaluate the Company’s ongoing operating results and trends, and believes it provides investors an understanding of the Company’s operating performance over comparative periods.

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In thousands	Post-Merger Three Months Ended January 3, 2004	Adjusted Three Months Ended January 3, 2004		Pre-Merger Three Months Ended December 28, 2002
Net sales	$198,008	$198,008		$184,072
Cost of products sold	89,164	76,982	(1)	67,322
Gross profit	108,844	121,026		116,750
Selling and administrative expenses	97,048	86,520	(2)	79,624
Loss on redemption of debt	404	1,523	(3)
Transaction costs	226	226		—
Operating income	11,166	32,757		37,126
Net interest expense	18,457	19,477	(4)	16,496
(Loss) income from continuing operations before income taxes	(7,291)	13,280		20,630
(Benefit from) provisions for income taxes	(2,532)	5,703	(5)	17,989
(Loss) income from continuing operations	(4,759)	7,577		2,641
Discontinued operations, net of tax	—	—		697
Net (loss) income	$(4,759)	$7,577		$3,338

Adjusted EBITDA (6)	$33,564	$42,321		$45,266

(1)   Adjusted to reverse $8.6 million of excess purchase price allocated to inventory, $0.2 million of amortization expense for excess purchase price allocated to an intangible asset for order backlog and $3.4 million of depreciation expense for excess purchase price allocated to property and equipment.

(2)   Adjusted to reverse $10.8 million of amortization expense for excess purchase price allocated to various intangible assets offset by $0.3 million to adjust depreciation expense for excess purchase price allocated to property and equipment.

(3)   Adjusted to reverse $1.1 million of accelerated amortization expense for excess purchase price allocated to a premium in connection with the partial redemption of the senior subordinated notes.

(4)   Adjusted to reverse $1.0 million of amortization expense for excess purchase price allocated to a premium on the senior subordinated notes.

(5)   Reflects reversal of $8.2 million of income tax benefit on the adjusted items above.

(6)   Adjusted EBITDA represents net (loss) income from continuing operations before net interest expense, income taxes, depreciation, amortization, loss on redemption of debt and transaction costs.  The Company believes Adjusted EBITDA provides meaningful additional information that enables management to monitor and evaluate the Company's ongoing operating results and trends, and provides investors an understanding of operating performance over comparative periods.  Adjusted EBITDA is also one component of measurement used in the Company's compensation plans.  Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies.  The Company may not be permitted to present Adjusted EBITDA in its filings with the SEC to the extent its adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur.  Investors should make their own assessment as to the appropriateness of these adjustments.  The calculation of Adjusted EBITDA is as follows:

In thousands	Post-Merger Three Months Ended January 3, 2004	Adjusted Three Months Ended January 3, 2004	Pre-Merger Three Months Ended December 28, 2002
Net (loss) income from continuing operations	$(4,759)	$7,577	$2,641
Net interest expense, including amortization of debt issuance costs	18,457	19,477	16,496
Provision for income taxes	(2,532)	5,703	17,989
Depreciation expense	10,038	7,069	7,323
Amortization expense in cost of goods sold	180	—	—
Amortization expense in selling and administrative expenses	11,381	577	604
Loss on redemption of debt	404	1,523	—
Transaction costs	226	226	—
Other	169	169	213
Adjusted EBITDA	$33,564	$42,321	$45,266

In thousands	Post-Merger July 30, 2003 - January 3, 2004	Pre-Merger December 29, 2002 - July 29, 2003	Combined Year Ended January 3, 2004	Adjusted Combined Year Ended January 3, 2004		Pre-Merger Year Ended December 28, 2002
Net sales	$284,171	$504,058	$788,229	$788,229		$755,984
Cost of products sold	162,656	218,594	381,250	337,921	(1)	315,961
Gross profit	121,515	285,464	406,979	450,308		440,023
Selling and administrative expenses	143,845	196,430	340,275	322,952	(2)	306,449
Loss on redemption of debt	503	13,878	14,381	15,500	(3)	1,765
Transaction costs	226	30,960	31,186	31,186		—
Operating (loss) income	(23,059)	44,196	21,137	80,670		131,809
Net interest expense	28,298	32,446	60,744	62,653	(4)	67,326
(Loss) income from continuing operations before income taxes	(51,357)	11,750	(39,607)	18,017		64,483
(Benefit from) provision for income taxes	(17,955)	8,695	(9,260)	13,629	(5)	36,214
(Loss) income from continuing operations	(33,402)	3,055	(30,347)	4,388		28,269
Discontinued operations, net of tax	—	—	—	—		1,637
Cumulative effect of accounting change	—	4,585	4,585	4,585		—
Net (loss) income	$(33,402)	$7,640	$(25,762)	$8,973		$29,906

Adjusted EBITDA (6)	$12,533	$103,580	$116,113	$154,007		$160,925

(1)   Adjusted to reverse $37.7 million of excess purchase price allocated to inventory, $2.2 million of amortization expense for excess purchase price allocated to an intangible asset for order backlog and $3.4 million of depreciation expense for excess purchase price allocated to property and equipment.

(2)   Adjusted to reverse $17.6 million of amortization expense for excess purchase price allocated to various intangible assets offset by $0.3 million to adjust depreciation expense for excess purchase price allocated to property and equipment.

(3)   Adjusted to reverse $1.1 million of accelerated amortization expense for excess purchase price allocated to a premium in connection with the partial redemption of the senior subordinated notes.

(4)   Adjusted to reverse $1.9 million of amortization expense for excess purchase price allocated to a premium on the senior subordinated notes.

(5)   Reflects reversal of $22.9 million of income tax benefit on the adjusted items above.

(6)   Adjusted EBITDA represents net (loss) income from continuing operations before net interest expense, income taxes, depreciation, amortization, loss on redemption of debt and transaction costs.  The Company believes Adjusted EBITDA provides meaningful additional information that enables management to monitor and evaluate the Company's ongoing operating results and trends, and provides investors an understanding of operating performance over comparative periods.  Adjusted EBITDA is also one component of measurement used in the Company's compensation plans.  Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies.  The Company may not be permitted to present Adjusted EBITDA in its filings with the SEC to the extent its adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur.  Investors should make their own assessment as to the appropriateness of these adjustments.  The calculation of Adjusted EBITDA is as follows:

In thousands	Post-Merger July 30, 2003 - January 3, 2004	Pre-Merger December 29, 2002 - July 29, 2003	Combined Year Ended January 3, 2004	Adjusted Combined Year Ended January 3, 2004	Pre-Merger Year Ended December 28, 2002
Net (loss) income from continuing operations	$(33,402)	$3,055	$(30,347)	$4,388	$28,269
Net interest expense, including amortization of debt issuance costs	28,298	32,446	60,744	62,653	67,326
Provision for income taxes	(17,955)	8,695	(9,260)	13,629	36,214
Depreciation expense	13,900	12,649	26,549	23,580	24,645
Amortization expense in cost of goods sold	2,190	—	2,190	—	—
Amortization expense in selling and administrative expenses	18,431	1,939	20,370	2,771	2,252
Loss on redemption of debt	503	13,878	14,381	15,500	1,765
Transaction costs	226	30,960	31,186	31,186	—
Other	342	(42)	300	300	454
Adjusted EBITDA	$12,533	$103,580	$116,113	$154,007	$160,925

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In thousands	January 3, 2004	December 28, 2002
ASSETS

Current assets
Cash and cash equivalents	$19,371	$10,938
Accounts receivable, net	57,018	59,027
Inventories	72,523	69,348
Other current assets	40,508	47,830
Total current assets	189,420	187,143

Noncurrent assets
Property and equipment, net	105,593	65,448
Goodwill and other intangibles, net	1,390,679	14,929
Other assets	34,666	60,001
	$1,720,358	$327,521

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities
Short-term borrowings	$13,013	$8,960
Accounts payable and accrued expenses	246,876	232,177
Current portion of long-term debt	—	17,094
Total current liabilities	259,889	258,231

Noncurrent liabilities
Long-term debt net of current maturities	685,407	563,334
Redeemable preferred stock	135,272	—
Deferred income taxes	231,890	9,668
Other noncurrent liabilities	23,359	7,978
Total liabilities	1,335,817	839,211

Redeemable preferred stock	—	70,790

Shareholders' equity (deficit)	384,541	(582,480)
	$1,720,358	$327,521

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Periods
	Post-Merger	Pre-Merger
In thousands	July 30, 2003 - January 3, 2004	December 29, 2002 - July 29, 2003	Year ended December 28, 2002
Operating activities
Net (loss) income	$(33,402)	$7,640	$29,906
Depreciation and amortization	36,132	17,700	34,319
Accrued interest on redeemable preferred stock	5,598	842	—
Deferred income taxes	(17,404)	(1,500)	11,805
Cumulative effect of accounting change	—	(4,585)	—
Other non-cash reconciling adjustments	683	16,643	806
Changes in assets and liabilities	80,177	(43,533)	(21,364)
Net cash provided by (used for) operating activities	71,784	(6,793)	55,472
Investing activities
Acquisitions of businesses, net of cash acquired	(10,936)	(5,008)	—
Purchases of property and equipment	(17,041)	(6,129)	(22,843)
Other	(11)	(738)	31
Net cash used for investing activities	(27,988)	(11,875)	(22,812)
Financing activities
Net short-term borrowings	620	1,500	8,960
Repurchases of common stock and warrants	—	(471,044)	(2,706)
Principal payments on long-term debt	(25,000)	(379,270)	(60,855)
Redemption of senior subordinated notes	(9,325)	—	(8,456)
Proceeds from issuance of long-term debt	3,705	475,000	—
Proceeds from issuance of common shares	—	417,934	—
Debt financing costs	—	(20,212)	(1,620)
Merger costs	—	(12,608)	—
Other		1,625	(145)
Net cash (used for) provided by financing activities	(30,000)	12,925	(64,822)
Effect of exchange rate changes on cash and cash equivalents	144	236	—
Increase (decrease) in cash and cash equivalents	13,940	(5,507)	(32,162)
Cash and cash equivalents, beginning of period	5,431	10,938	43,100
Cash and cash equivalents, end of period	$19,371	$5,431	$10,938

Free cash flow (1)	$43,796	$(18,668)	$32,660

(1)   Free cash flow represents cash provided by or used for operating and investing activities, and excludes the effects of cash flow from financing activities.  Free cash flow is a non-GAAP metric used by management to measure the Company's ability to service its indebtedness.  Free cash flow should not be considered in isolation or as a substitute for measures of liquidity prepared in accordance with generally accepted accounting principles.  Free cash flow is not necessarily comparable with similarly titled measures reported by other companies.  The following table reconciles the Company's reported cash flows from operating activites to free cash flow:

	For the Periods
	Post-Merger	Pre-Merger
In thousands	July 30, 2003 - January 3, 2004	December 29, 2002 - July 29, 2003	Year ended December 28, 2002
Net cash used for operating activities	$71,784	$(6,793)	$55,472
Net cash used for investing activities	(27,988)	(11,875)	(22,812)
Free cash flow	$43,796	$(18,668)	$32,660